Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 26, 2020)    Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December  28, 2019 of $32,149,300 or $7.84 per share diluted compared to net income of $30,125,500 or $7.26 per share diluted in 2018. The fourth quarter 2019 net income was $8,461,400 or $2.08 per share diluted, compared to net income of $7,657,800 or $1.83 per share diluted, for the same period last year. Revenues for the year ended December 28, 2019 were $73,298,900, up from $72,511,100 in 2018.

“Our increased operating results in both the fourth quarter and full year 2019 were due to the improved performance of our core franchising business,” commented Brett D. Heffes, Chief Executive Officer.

Winmark Corporation creates, supports and finances business. At December 28, 2019, there were 1,256 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 38 retail franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 28, 2019	December 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$25,130,300	$2,496,000
Restricted cash	50,000	80,000
Receivables, net	1,669,500	1,553,100
Net investment in leases - current	12,800,100	18,547,500
Income tax receivable	497,900	565,500
Inventories	86,000	107,600
Prepaid expenses	968,100	901,600
Total current assets	41,201,900	24,251,300

Net investment in leases – long-term	12,505,500	20,455,500
Property and equipment, net	2,772,600	866,200
Operating lease right of use asset	3,595,200	—
Goodwill	607,500	607,500
Other assets	492,500	482,600
Deferred income taxes	667,000	—
	$61,842,200	$46,663,100

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,736,100	$3,236,100
Accounts payable	1,015,000	1,351,800
Accrued liabilities	2,783,100	3,128,600
Discounted lease rentals	2,680,700	3,021,900
Deferred revenue	1,717,000	1,744,900
Total current liabilities	11,931,900	12,483,300
Long-Term Liabilities:
Notes payable, net	21,868,800	25,604,900
Discounted lease rentals	836,900	2,723,500
Deferred revenue	7,858,500	8,432,400
Operating lease liabilities	5,846,100	—
Other liabilities	1,051,700	1,079,200
Deferred income taxes	—	1,148,300
Total long-term liabilities	37,462,000	38,988,300
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,947,858 and 3,907,686 shares issued and outstanding	11,929,300	4,425,600
Retained earnings (accumulated deficit)	519,000	(9,234,100)
Total shareholders’ equity (deficit)	12,448,300	(4,808,500)
	$61,842,200	$46,663,100

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	Dec. 28, 2019	Dec. 29, 2018	Dec. 28, 2019	Dec. 29, 2018
Revenue:
Royalties	$13,198,400	$12,488,600	$51,421,800	$48,224,500
Leasing income	3,322,000	3,182,000	16,055,800	18,176,500
Merchandise sales	581,500	562,900	2,618,800	2,903,100
Franchise fees	357,800	418,000	1,540,900	1,580,300
Other	422,900	420,300	1,661,600	1,626,700
Total revenue	17,882,600	17,071,800	73,298,900	72,511,100
Cost of merchandise sold	545,300	506,100	2,469,700	2,741,100
Leasing expense	389,100	160,100	2,031,100	1,929,300
Provision for credit losses	(102,200)	(109,800)	(78,300)	38,600
Selling, general and administrative expenses	6,107,400	6,335,800	25,745,300	26,038,300
Income from operations	10,943,000	10,179,600	43,131,100	41,763,800
Interest expense	(382,400)	(468,900)	(1,731,100)	(2,447,500)
Interest and other income / expense	73,300	(19,900)	67,400	(33,200)
Income before income taxes	10,633,900	9,690,800	41,467,400	39,283,100
Provision for income taxes	(2,172,500)	(2,033,000)	(9,318,100)	(9,157,600)
Net income	$8,461,400	$7,657,800	$32,149,300	$30,125,500
Earnings per share - basic	$2.18	$1.96	$8.37	$7.77
Earnings per share - diluted	$2.08	$1.83	$7.84	$7.26
Weighted average shares outstanding - basic	3,874,570	3,906,657	3,840,638	3,874,757
Weighted average shares outstanding - diluted	4,065,566	4,176,527	4,100,629	4,149,779